LIFE & ANNUITY DIVISION

[GREAT AMERICAN ICON]
GREAT AMERICAN(R)                                    P.O. Box 5420
FINANCIAL RESOURCES                                  Cincinnati, Ohio 45201-5420
                                                     www.gafri.com

                                                     SHIPPING ADDRESS:
                                                     580 Walnut Street, SL
                                                     Cincinnati, Ohio 45202



                                   Schedule A
                                   ----------
                                    Accounts
                                    --------

                       (As amended effective May 1, 200l)


Name of Separate Account and
Date Established by Board of Directors   Name of Trust and Series
--------------------------------------   ------------------------

GALIC of New York Variable Account 1     INVESCO Variable Investment Funds, Inc.

May 7, 1999                              Equity Income Fund
                                         High Yield Fund
                                         Dynamics Fund
                                         Health Sciences Fund
                                         Financial Services Fund
                                         Small Cap Growth Fund



ACCEPTED:

INVESCO Variable Investment Funds, Inc.         INVESCO Funds Group, Inc.

By:  /s/ Ronald L. Grooms                       By:  /s/ Ronald L. Grooms
     -----------------------                         ----------------------
     Name:  Ronald L. Grooms                         Name:  Ronald L. Grooms
     Title: Treasurer                                Title: Senior Vice President and Treasurer
     Date:  March 19, 2001                           Date:  March  19, 2001


Our subsidiaries include: Great American Life Insurance Company(R)
                          Annuity Investors Life Insurance Company(R)
                          Loyal American Life Insurance Company(SM)
                          United Teacher Associates Insurance Company
                          Great American Life Assurance Company(R)of Puerto Rico